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                                                                   EXHIBIT 23(b)


                                 EXHIBIT 23(b)
                         INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
First National Corporation of West Point


We consent to the use of our report dated January 12, 1998, accompanying the consolidated financial statements of First National Corporation of West Point included herein and to the reference to our firm under the heading "Experts" in the Proxy Statement-Prospectus relating to the merger of First National Corporation of West Point and NBC Capital Corporation.

                                       /s/ T. E. LOTT & COMPANY
                                       T. E. Lott & Company

Columbus, Mississippi
October 9, 1998